EXHIBIT 10.13

                                ING CAPITAL, LLC

                       AMENDED AND RESTATED TRANCHE B NOTE


$10,000,000.00                                    Dated as of September 30, 2003
                                                  New York, New York


         FOR VALUE RECEIVED, each of (a) CADIZ INC. (f/k/a Cadiz Land Company, Inc.) ("CADIZ"), a Delaware corporation and (b) CADIZ REAL ESTATE LLC ("CRE", and along with Cadiz, collectively, the "BORROWERS", and each individually, a "BORROWER"), a Delaware limited liability company, promise to pay, jointly and severally, to the order of ING CAPITAL, LLC (the "TRANCHE B LENDER") (f/k/a ING Baring (U.S.) Capital LLC, a Delaware limited liability company), as agent for Middenbank Curacao N.V., at the place and in the currency and manner designated in the Credit Agreement referred to below, in immediately available funds, the principal sum of TEN MILLION Dollars ($10,000,000.00), in lawful money of the United States of America, and to pay interest on the unpaid principal amount of such Tranche B Loans at the place and in the currency and manner designated in the Credit Agreement, for the period commencing on September 30, 2003 until such Tranche B Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The date, amount, prepayment, interest rate and maturity date of each Tranche B Loan made by the Tranche B Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Tranche B Lender on its books and, prior to any transfer of this Tranche B Note, endorsed by the Tranche B Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Tranche B Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Tranche B Loans made by the Tranche B Lender.

         This Tranche B Note is one of the Tranche B Notes referred to in the Sixth Amended and Restated Credit Agreement dated as of December 15, 2003 (as modified, supplemented, amended and restated and in effect from time to time, the "CREDIT AGREEMENT") among Borrowers, the Lenders party thereto, and ING Capital, LLC, as Administrative Agent, and evidences Tranche B Loans made by the Tranche B Lender thereunder. Terms used but not defined in this Tranche B Note have the respective meanings assigned to them in the Credit Agreement.

         Any holder of this Tranche B Note shall have all rights provided to a Tranche B Lender under the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of this Tranche B Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

         Except as permitted by Section 9.04 of the Credit Agreement, this Tranche B Note may not be assigned by the Tranche B Lender to any other Person.

         This Tranche B Note includes the indebtedness heretofore evidenced by that certain Tranche B Note dated March 8, 2002, made by Cadiz, as Borrower, in favor of Tranche B Lender in the principal amount of Ten Million and 00/100 Dollars (US $10,000,000.00) (the "PRIOR NOTE") and this Tranche B Note amends and restates the Prior Note in its entirety.

         The obligations of the Borrowers under this Tranche B Note shall constitute one joint and several direct and general obligation of all of the Borrowers. Notwithstanding anything to the contrary contained herein, each of the Borrowers shall be jointly and severally, with the other Borrower, directly and unconditionally liable to the Tranche B Lender for all obligations hereunder and shall have the obligations of co-maker with respect to this ` Tranche B Note and the obligations hereunder, it being agreed that the advances to each Borrower inure to the benefit of all Borrowers, and that the Tranche B Lender is relying on the joint and several liability of the Borrowers as co-makers in extending and continuing the extension of the Tranche B Note as provided hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, this Note payable to the Tranche B Lender, it will forthwith pay the same, without notice or demand.


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


         This Tranche B Note shall be governed by, and construed in accordance with, the law of the State of California. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO OR TO THE OR TO THE CREDIT AGREEMENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON OR PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO OR TO THE CREDIT AGREEMENT HAVE BEEN INDUCED TO ENTER INTO, AS APPLICABLE, THIS NOTE AND THE CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE FOREGOING MUTUAL WAIVERS AND CERTIFICATIONS.


                                       CADIZ INC., a Delaware corporation, as a Borrower



                                       By:   /s/ Keith Brackpool
                                            -----------------------------------
                                            Name:  Keith Brackpool
                                            Title: Chief Executive Officer


                                       CADIZ REAL ESTATE LLC, a Delaware limited liability company, as a Borrower



                                       By:   /s/ Richard E. Stoddard
                                            -----------------------------------
                                            Name:  Richard E. Stoddard
                                            Title: Manager


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


                           SCHEDULE OF TRANCHE B LOANS


         This Tranche B Note evidences Tranche B Loans made under the within-described Credit Agreement to the Borrowers, on the dates, in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:


                      PRINCIPAL         AMOUNT      UNPAID
                      AMOUNT            PAID OR     PRINCIPAL         NOTATION
DATE                  OF LOAN           PREPAID     AMOUNT            MADE BY
-----                 -------           -------     ------            -------

As of date hereof     $10,000,000.00    $0.00       $10,000,000.00    As agreed
                                                                      by all
                                                                      parties